Exhibit 99.4

University Health
Care, Inc., and
Subsidiaries
d/b/a Passport Health Plan

Consolidated Financial Statements as of
and for the Years Ended
December 31, 2017 and 2016, and
Independent Auditor’s Report

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan

Exhibit 99.4

Independent Auditor’s Report

To the Board of Directors
of University Health Care, Inc., and Subsidiaries d/b/a Passport Health Plan

We have audited the accompanying consolidated financial statements of University Health Care, Inc., and Subsidiaries d/b/a Passport Health Plan (a Kentucky non-stock, not‑for‑profit corporation), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations, changes in unrestricted net assets, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of University Health Care, Inc., and Subsidiaries d/b/a Passport Health Plan as of December 31, 2017 and 2016, and the changes in its unrestricted net assets and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Accounting principles generally accepted in the United States of America require that the ultimate incurred and total paid information for the years prior to 2017 in footnote 13 be presented to supplement the basic financial statements (the “required supplementary information”). Such information, although not a part of the basic financial statements, is required by the Financial Accounting Standards Board, who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally

Exhibit 99.4

accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ MCM CPAs & Advisors LLP

Louisville, Kentucky
April 18, 2018

Exhibit 99.4

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
Assets

Current assets:
Cash and cash equivalents	$186,672,811	$172,200,138
Marketable securities	110,497,231	102,616,148
Premiums receivable	11,508,400	11,551,000
Receivable from Centers for Medicare and Medicaid Services	—	1,511,122
Receivable from the Department for Medicaid Services	4,315,268	8,300,000
Other receivables	15,578,261	12,477,029
Prepaid expenses	1,050,056	965,781
Total current assets	329,622,027	309,621,218

Land and construction in progress	8,760,634	—
Furniture and equipment, net	1,418,912	2,044,017
Marketable securities	126,748,268	107,879,048
Assets limited as to use	526,365	521,982
Total assets	$467,076,206	$420,066,265

Liabilities and Net Assets

Current liabilities:
Accrued medical expenses	$199,997,904	$185,471,506
Payable to Centers for Medicare and Medicaid Services	1,264,045	—
Accounts payable and accrued expenses	36,339,725	31,627,938
Total current liabilities	237,601,674	217,099,444
Other liabilities	39,830	15,885
Total liabilities	237,641,504	217,115,329

Commitments and contingencies (notes 16 and 17)

Net assets — unrestricted:
Available for support of operations	229,434,702	202,950,936

Total net assets - unrestricted	229,434,702	202,950,936
Total liabilities and net assets	$467,076,206	$420,066,265
The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.4

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Revenues:
Premiums earned	$1,932,183,073	$1,752,378,468
Other income	11,000	15,032,500
Interest and dividend income	5,277,063	4,906,657
Realized investment gains (losses), net
Total other-than-temporary impairment losses	(113,550)	(452,001)
Realized gains from sale of investments, net	7,666,497	3,010,687
Total realized investment gains, net	7,552,947	2,558,686
Total revenues	1,945,024,083	1,774,876,311

Expenses:
Medical expenses:
Purchased medical services, net	1,602,195,491	1,547,903,931
Capitation and other services	142,472,429	115,890,201
Total medical expenses, net	1,744,667,920	1,663,794,132

Administrative expenses:
Purchased services	129,248,109	105,455,538
Salaries and benefits	17,075,501	18,743,758
Department for Medicaid Services 1% assessment	18,864,818	25,660,937
Other administrative and general	16,943,369	19,238,747
Depreciation and amortization	1,105,376	1,172,588
Total administrative expenses	183,237,173	170,271,568

Premium deficiency reserve	—	(1,280,459)
Total expenses	1,927,905,093	1,832,785,241

Net operating income (loss)	17,118,990	(57,908,930)

Other non-operating changes in unrestricted net assets:
Change in unrealized gains on investments, net	9,364,776	4,771,714

Increase (decrease) in unrestricted net assets	$26,483,766	$(53,137,216)

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.4

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan

CONSOLIDATED STATEMENTS OF CHANGES IN UNRESTRICTED NET ASSETS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Unrestricted net assets:
Net operating income (loss)	$17,118,990	$(57,908,930)
Change in unrealized gains on investments, net	9,364,776	4,771,714
Increase (decrease) in unrestricted net assets	26,483,766	(53,137,216)

Unrestricted net assets, beginning of year	202,950,936	256,088,152

Unrestricted net assets, end of year	$229,434,702	$202,950,936

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.4

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Cash flows from operating activities:
Increase (decrease) in unrestricted net assets	$26,483,766	$(53,137,216)

Adjustments to reconcile increase (decrease) in unrestricted net assets to net cash provided by (used in) operating activities:
Net realized gains on sales of marketable securities	(7,552,947)	(2,558,686)
Amortization of bond discounts or premium	865,969	606,238
Depreciation and amortization	1,105,376	1,172,588
Unrealized gains on investments, net	(9,364,776)	(4,771,714)
Changes in assets and liabilities:
Premiums receivable	42,600	13,785,713
Due from affiliates	—	1,432,000
Other receivables	(3,101,232)	(4,614,358)
Prepaid expenses	(84,275)	1,218,602
Accrued medical expenses	14,526,398	11,161,917
Premium deficiency reserve	—	(1,280,459)
Accounts payable and accrued expenses	4,914,436	13,551,274
Other liabilities	23,945	(17,647)
Total adjustments	1,375,494	29,685,468
Net cash provided by (used in) operating activities	27,859,260	(23,451,748)

Cash flows from investing activities:
Capital expenditures	(9,240,905)	(466,924)
Purchase of marketable securities	(122,160,822)	(175,039,913)
Proceeds from sale or maturity of marketable securities	111,255,241	157,453,901
Net cash used in investing activities	(20,146,486)	(18,052,936)

Cash flows from financing activities:
CMS and DMS funds administered	6,759,899	(9,811,122)
Net increase (decrease) in cash and cash equivalents	14,472,673	(51,315,806)

Cash and cash equivalents:
Beginning of year	172,200,138	223,515,944
End of year	$186,672,811	$172,200,138

The accompanying notes are an integral part of these consolidated financial statements.

Exhibit 99.4

UNIVERSITY HEALTH CARE, INC., AND SUBSIDIARIES
d/b/a Passport Health Plan
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(1)	Organization and Description of Business
University Health Care, Inc. (UHC), doing business as “Passport Health Plan,” is a non-stock, not‑for‑profit corporation created and operated under the laws of the Commonwealth of Kentucky. UHC is a licensed health maintenance organization (HMO) that administers a prepaid health care program for the benefit of Medicaid enrollees through a contract with the Commonwealth of Kentucky’s Department for Medicaid Services (DMS). Effective January 1, 2016, UHC entered into a risk-based contract with the Centers for Medicare and Medicaid Services (CMS) to provide prepaid health care services, including Medicare Part D prescription drug coverage, to eligible Medicare enrollees through UHC’s Medicare Advantage Special Needs Plan (MA-SNP).  The plan is offered in Jefferson, Bullitt, Hardin and Nelson counties in Kentucky.
On February 1, 2016, UHC entered into a strategic alliance with Evolent Health (Evolent) to create The Medicaid Center of Excellence in Louisville, Kentucky.  The Medicaid Center of Excellence is the first of its kind in the country.  It combines UHC’s expertise in Medicaid managed care with Evolent’s industry leading technology and operations to offer centralized services for provider-led Medicaid health plans nationwide.  Under the terms of the agreement, UHC transferred certain assets, employees and business functions to Evolent in exchange for Evolent common stock valued at $15 million and entered into a servicing agreement whereby Evolent provides clinical and operational services to UHC for both the Medicaid and Medicare contracts, in exchange for a monthly fee (Note 12).  Additionally, during the first 6 years of the agreement, UHC will receive shares of Evolent common stock valued at $1 million for each $10 million of Evolent’s recurring revenue for providing Medicaid plan services to new clients outside Kentucky, up to a maximum earn-out of $10 million. UHC will retain 100% ownership and control of its Medicaid and MA-SNP plans including its contracts with the Commonwealth of Kentucky and CMS.
During 2017, UHC established Passport Health Plan Foundation, Inc. whose mission is to improve the health and quality of life of underserved communities through innovative partnerships that promote well-being and improved access to health services.
During 2017, UHC established Passport Health Solutions LLC, a wholly-owned subsidiary. This entity will include all financial transactions related to the establishment of a new corporate office headquarters and health and well-being campus on approximately 20 acres in West Louisville.
The consolidated financial statements include all the financial transactions for UHC, Passport Health Plan Foundation, Inc., and Passport Health Solutions LLC. All intercompany balances have been eliminated in consolidation.
Pharmacy benefit management services for Medicaid members are provided to UHC by CaremarkPCS Health, LLC (CVS) through a contract administered by Evolent effective September 1, 2016. Previously, pharmacy benefit management services were provided by Magellan Pharmacy Solutions, Inc. (Magellan) (Note 12).
Prior to October 1, 2017, UHC subcontracted certain administrative services related to the Medicaid program to AmeriHealth Caritas Health Plan (ACHP) (Note 12). These administrative services included claims processing, enrollment services, and information technology. Effective, October 1, 2017, these administrative services are being provided by Evolent. ACHP will continue to provide certain run-out services through March 31, 2018.
Behavioral health benefit management services for Medicaid members are provided to UHC by Beacon Health Strategies, LLC (Beacon) (Note 12).

Exhibit 99.4

Dental benefit management services for Medicaid members are provided to UHC by Avesis Third Party Administrators Inc. (Avesis) through a fully capitated arrangement effective July 1, 2016. Prior to that date Avesis provided dental benefit management on a fee-for-service arrangement that ended June 30, 2016 (Note 12).
UHC subcontracts certain administrative services related to the MA-SNP program to DST Health Solutions (DST) (Note 12). These administrative services include claims processing, enrollment services, and information technology.
Pharmacy benefit management services for MA-SNP members are provided to UHC by CVS through a contract administered by Evolent effective January 1, 2017. Previously, pharmacy benefit management services for MA-SNP were provided by Navitus Health Solutions, LLC (Navitus) (Note 12).
UHC subcontracts utilization and case management services for the MA-SNP program to Health Integrated, Inc. (Note 12).
The sponsors of UHC, all of which are Kentucky not-for-profit corporations, are as follows: University of Louisville Physicians, Inc. (ULP) (51.3% sponsorship); Norton Healthcare, Inc. (Norton) (12.9% sponsorship); Jewish Heritage Fund for Excellence, Inc. (Jewish) (12.9% sponsorship); University Medical Center, Inc. (UMC) (12.5% sponsorship); and Louisville Primary Care Association (Primary Care) (10.4% sponsorship).

(2)	Business Concentration
UHC’s premium revenues for the years ended December 31, 2017 and 2016 are comprised of revenue received from DMS and CMS. UHC’s contract with DMS expired on December 31, 2017, but has been renewed through June 30, 2018. UHC’s contract with CMS expired on December 31, 2017, but has been renewed through December 31, 2018. Management expects to reach agreement for new contracts with both parties although there can be no assurance that such agreements can be reached.
Certain risks and uncertainties are inherent to UHC’s day-to-day operations as an HMO. The more significant of these risk and uncertainties, as well as UHC’s methods for mitigating, quantifying, and minimizing such, are presented throughout the notes to the consolidated financial statements.

(3)	Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated financial statements of UHC have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP), as established by the FASB Accounting Standards Codification (ASC).
Cash and Cash Equivalents
UHC considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents. UHC maintains a bank account with a required minimum balance of $50,000 at December 31, 2017 and 2016. Cash equivalents totaled $3,444,715 and $8,999,474 at December 31, 2017 and 2016, respectively. At various times throughout the year, UHC maintained balances in excess of federally insured limits.
Marketable Securities
Investments in marketable equities with readily determinable fair values and investments in debt securities are recorded at fair value, as determined based on methods and assumptions described more fully in Note 6. All categories of securities are classified as available-for-sale. Unrealized holding gains and losses are reported on the statements of operations and statements of changes in unrestricted net assets as a change in unrestricted net assets. Realized gains and losses on the sale of investments are determined on a specific identification basis as of the trade date. Interest and dividend income is recognized when earned.

Exhibit 99.4

An invested asset is considered impaired when its fair value declines below cost. UHC accounts for impaired investments in accordance with ASC 320-10-65-1, which states that a fixed maturity security is other-than-temporarily impaired if the present value of future cash flows expected to be collected from the security is less than the amortized cost of the security or where UHC intends to sell or more-likely-than-not will be required to sell the security prior to recovering the security’s amortized cost basis. Equity securities are other-than-temporarily impaired when it becomes apparent that UHC will not recover its cost over a reasonable period of time.  Factors considered in determining whether a credit loss exists and over what period of time the security is expected to recover include the length of time and the extent to which fair value has been below cost, adverse conditions specifically related to the security, the industry or the geographic area, the financial condition and near-term prospects of the issuer, analysis and guidance provided by rating agencies and analysts, and changes in fair value subsequent to the balance sheet date.
When UHC determines that an other-than-temporary impairment loss exists for an equity security or for a fixed maturity security that UHC intends to sell or more-likely-than-not will be required to sell prior to recovering the security’s amortized cost basis, the cost basis of the security is written down to fair value, and the total amount of the impairment is included in operations as a realized investment loss.
When UHC determines that an other-than-temporary impairment loss exists for a fixed maturity security and UHC does not intend to sell the security and it is not more-likely-than-not that UHC will be required to sell the security prior to recovering the security’s amortized cost basis, the portion of the total impairment that is attributable to the credit loss is recognized in operations as a realized investment loss, and the cost basis of the security is reduced by the amount of the credit related impairment. The non-credit related component of the impairment loss is included within unrealized gains (losses) on investments in the statement of operations. Subsequent recoveries in the fair value of other-than-temporarily impaired securities are recognized at disposition.
UHC may, from time to time, sell invested assets subsequent to the balance sheet date that were considered temporarily impaired at the balance sheet date. Such sales are generally due to events occurring subsequent to the balance sheet date that result in a change in UHC’s intent or requirement to sell the invested asset. The types of events that may result in a sale include significant changes in the economic facts and circumstances related to the invested asset, significant unforeseen changes in UHC’s liquidity needs, or changes in the regulatory environment.
Fair Value of Financial Instruments
ASC 820-10, Fair Value Measurements and Disclosures, provides enhanced guidance for using fair value to measure assets and liabilities. It does not require any new fair value measurements, but does require expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. ASC 820-10 establishes a fair value hierarchy to increase consistency and comparability in fair value measurements and disclosures. The hierarchy is based on the inputs used in valuation and gives the highest priority to unadjusted quoted prices in active markets.
ASC 820-10-35-51 provides additional guidance for estimating fair value when the volume and level of activity for an asset or liability have significantly decreased and sets forth additional disclosure requirements. ASC 820-10-35-51 also includes guidance on identifying circumstances that indicate a transaction is not orderly.
Assets Limited as to Use
The Kentucky Department of Insurance requires each full service HMO to maintain a security deposit of at least $500,000. In accordance with this requirement, UHC holds a U.S. Treasury Note and a money market account. These marketable securities are held in trust at a financial institution and are classified as assets limited as to use in the accompanying balance sheets.
Furniture and Equipment
Furniture and equipment are stated at cost, net of accumulated depreciation and amortization. The capitalization threshold is $1,000 with the exception of laptop and desktop personal computers that individually may cost less than

Exhibit 99.4

$1,000 but are capitalized. Similar assets purchased in bulk may also be capitalized as a group even if individual assets do not meet the minimum dollar threshold for capitalization. When property and equipment are retired or otherwise disposed of, cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations. Depreciation is computed using the straight-line method, half-year convention, over the estimated useful life of the asset, which ranges from three to seven years.
Furniture and Equipment            7 Years
Computer Hardware                3 Years
Software                    3 Years

Leasehold improvements are amortized on a straight line basis over the shorter of the lease term or estimated useful life of the asset. Maintenance and repairs are charged to operations when incurred.
Long-Lived Assets
Long lived assets, such as furniture and equipment subject to depreciation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long lived asset or asset group be tested for possible impairment, UHC first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value.
Land and construction in progress are recorded at cost. Construction in progress costs are not transferred to the final asset classification and the start of depreciation until the asset is in place for its intended use.
Premium Revenues
UHC records premium revenues based on membership records and premium rates for each membership category. Premiums are due monthly and are recognized as revenue in the period in which UHC is obligated to provide service to members.
DMS and CMS make payments to UHC based on estimates of membership case mix as defined in the respective contracts. To the extent that these premium payments differ from recorded revenue, the amount of the difference is recorded as either unearned premium or a premium receivable until such time that the differences are resolved.
Effective July 1, 2015, the DMS contract included a provision where a 1% assessment of capitation revenue paid to UHC would be refunded to DMS on an annual basis. Initially, UHC’s interpretation and position was the contract provision and related Kentucky state statutes did not apply to UHC and thus no provision was recorded within the 2015 financial statements. Ultimately, this contract provision was determined to apply to UHC and in 2016 UHC refunded $8,382,933 for the period of
July 1, 2015 - December 31, 2015. The 1% assessment is recorded as a charge to administrative expense each month establishing a corresponding liability, included in accounts payable and accrued expenses, to be paid in the following calendar year.
UHC’s contract with CMS contains a risk-sharing arrangement. This risk-sharing arrangement provides a risk corridor whereby the premiums received from CMS are compared to actual drug cost incurred during the contract period. If actual drug costs incurred vary from premiums received by an amount greater than a predetermined threshold, a receivable or payable is recorded as an adjustment to premium revenue.
Other Income
Other income in 2016 of $15,032,500 represents common stock received by UHC through non-cash transactions. UHC received $15,000,000 in Evolent common stock in exchange for certain assets, employees, and business functions

Exhibit 99.4

transferred to Evolent in the creation of The Medicaid Center of Excellence. An additional $32,500 of other income was recorded in 2016 associated with the Lucina Health, Inc. common stock obtained by UHC in connection with services provided for under a Development and Master Services Agreement. There was no additional stock received or recognized during 2017. The $11,000 of other income recorded in 2017 was attributable to donations received by the Passport Health Plan Foundation, Inc.
Medical Expenses and Related Liabilities
Medical expenses include capitation payments for primary care physicians, vision, and dental benefits. All other medical expenses are paid on a fee-for-service basis based upon contracted rates with providers as well as prescription drug costs, net of rebates. Rebates are recognized when earned, according to the contractual arrangements with the drug manufacturer. UHC maintains reinsurance for medical expenses with commercial carriers that is more fully described in Note 14.
Accrued medical expenses includes medical expenses billed and not paid and an estimate for costs incurred but not reported, which is actuarially determined. Actuarial estimates are based upon authorized healthcare services, past claims payment experience, patient census and other factors. To estimate the required claims incurred but not reported reserves, UHC uses the triangulation method. The method of triangulation makes estimates of completion factors, which are then applied to the total paid claims net of coordination of benefits to date for each incurral month. This provides an estimate of the total projected incurred claims and total amount outstanding or claims incurred but not reported. Consideration is also given to changes in turnaround time and claim processing, which may impact completion factors.
For the most current dates of service where there is insufficient paid claim data to rely solely on the completion factor method, UHC examines cost and utilization trends as well as plan changes, provider contracts, membership changes, and historical seasonal patterns to estimate the reserve required for these months. While UHC believes the accrual for medical expenses is adequate, actual results could differ from such estimates.
Premium Deficiency Reserve
A premium deficiency reserve was recorded during 2015 as the contracted rates from DMS in effect through June 30, 2016 were determined to be insufficient to provide for estimated medical and administrative expenses related to such period. Anticipated investment income was utilized in the calculation of such premium deficiency reserve. The premium deficiency reserve of $1,280,459 at December 31, 2015 was used to offset expected underwriting losses through June 30, 2016. Due to the December 31, 2017 and December 31, 2016 contract ending dates for both the DMS and CMS contracts, a premium deficiency reserve was not required as of December 31, 2017 or December 31, 2016.
Risk Corridor Reserve
During March 2010, the President of the United States signed the “Patient Protection and Affordable Care Act” and related “Reconciliation Act of 2010” into law. This is commonly known as the “Affordable Care Act” (ACA). This legislation took effect over a four-year period and includes provisions related to coverage, eligibility, Medicaid expansion and for a new sales distribution model (state healthcare exchanges). In addition, the legislation encompasses certain new taxes and fees. Under the new law, Kentucky elected to expand Medicaid eligibility starting in 2014. UHC participated in this expansion.
To ensure the individual rate cells in the ACA capitation rates effective January 1, 2014 were within an acceptable actuarial range, a symmetrical risk corridor was established. A target medical loss ratio was established of eighty-seven percent of total capitation paid by DMS on behalf of the ACA expansion membership for each calendar year with a five percent plus or minus margin range. UHC has received DMS communication in December of 2017 that UHC’s ACA medical loss ratio for calendar year 2014 was below the risk corridor boundaries by $1,964,835. At this time management believes UHC’s ACA medical loss ratio for calendar year 2015 will be within the risk corridor range. The traditional risk corridor range was included in the January 1, 2016 - June 30, 2016 DMS contract for the ACA membership. At this time management believes UHC’s ACA medical loss ratio for this six month period will be higher than the ninety-two percent higher end corridor boundary and has established a $6,280,103 receivable relative to that

Exhibit 99.4

period. The DMS contracts for the six month periods ending December 31, 2016, June 30, 2017, and December 31, 2017 have a provision requiring a refund of revenue should the overall medical loss ratio for these periods fall below ninety percent. At this time management believes the medical loss ratio for these periods of time will exceed the ninety percent threshold.
Advertising
Advertising costs are expensed as incurred. In an effort to expand UHC’s brand recognition and membership base, advertising costs of $2,745,981 and $2,979,586 were incurred for the years ended December 31, 2017 and 2016, respectively.
Income Taxes
UHC is a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code. Accordingly, no income tax provision has been recorded by UHC for the current period. Management believes that UHC has continued to meet the eligibility requirements set forth in the above referenced Internal Revenue Code and has therefore continued to qualify as a tax-exempt organization as of
December 31, 2017. UHC did not have asserted and unsettled or unasserted income tax contingencies during 2017 or 2016. UHC did not recognize any benefits or provisions from uncertain tax positions during 2017 or 2016.
Net Assets
Unrestricted net assets are those that are available for the support of operations and whose use is not externally restricted, although their use may be limited by other factors such as by contract or board designation. Temporarily restricted net assets are those for which use has been limited by donors to a specific time period or purpose. Permanently restricted net assets have been restricted by donors to be maintained in perpetuity. UHC had no temporarily or permanently restricted net assets as of and for the years ended December 31, 2017 and 2016.
Net Operating Income (Loss)
The consolidated statements of operations include net operating income (loss). Changes in net assets that are excluded from net operating income (loss) include unrealized gains and losses on investments.
Other Changes in Unrestricted Net Assets
Changes in unrestricted net assets include net operating income (loss) and unrealized gains and losses on investments arising during the period.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Some of the more significant estimates include accrued medical expenses, premium deficiency reserves, risk corridor reserves, and retroactive premiums receivable. Actual results could differ from those estimates.
Regulation
UHC is regulated by the Kentucky Department of Insurance and prepares its statutory financial statements in accordance with accounting principles and practices prescribed and permitted by the Commonwealth of Kentucky. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and a variety of other NAIC publications.

Exhibit 99.4

Financial statements prepared for the Kentucky Department of Insurance in accordance with statutory accounting practices differ from the financial statements prepared in accordance with GAAP. The principal differences are (1) certain assets, such as accounts receivable from non-governmental entities greater than 90 days old and prepaid expenses, are excluded from the statutory balance sheet and (2) debt securities are carried at amortized cost, not fair value as required under GAAP. As a result of the foregoing, statutory net worth at December 31, 2017 and 2016 is $213,438,304 and $196,756,765, respectively. Statutory net income (loss) was $17,107,991 and ($57,908,930) in 2017 and 2016, respectively.
Under applicable Kentucky state laws and regulations, UHC is required to maintain the greater of a minimum net worth of $1,250,000, determined in accordance with statutory accounting practices, or the minimum capital requirements as calculated by the risk-based capital (RBC) calculation. The RBC requirements are designed to measure the acceptable amount of capital an insurer should have based on the inherent specific risks to each insurer. Within certain ratio ranges, regulators have increasing authority to take action as the RBC ratio decreases. There are four levels of regulatory action, ranging from requiring insurers to submit a comprehensive plan to the state insurance commissioner to requiring the state insurance commissioner to place the insurer under regulatory control. At December 31, 2017 and 2016, UHC’s statutory net worth exceeds that required by the RBC calculation for health insurers in Kentucky.
Recent Accounting Pronouncements
In August 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-14, Not-for-Profit Entities (Topic 958): Presentation of Financial Statements of Not-for-Profit Entities. The updated guidance changes presentation and disclosure requirements for not-for-profit entities to provide more relevant information about their resources (and the changes in those resources) to donors, grantors, creditors, and other users. Both qualitative and quantitative requirements will be updated in the following areas: a) Net Asset Classes; b) Investment Return; c) Expenses; d) Liquidity and Availability of Resources; and e) Presentation of Operating Cash Flows. The new guidance is effective for not-for-profit organizations for annual financial statements issued for fiscal years beginning after December 15, 2017, with early application permitted. Management intends to adopt this guidance on the effective date listed and is currently evaluating the related impact on the financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. As a result a) many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses; b) the new guidance also applies to the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The new guidance is effective for fiscal years beginning after December 15, 2020, with early application permitted for fiscal years beginning after December 15, 2018. Management is currently evaluating the impact of this guidance on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The updated guidance provides new requirements for leases to be recognized in the financial statements. In general, the guidance requires the lessee to recognize liabilities on the balance sheet for the obligation to make lease payments and an asset for the right to use the underlying assets for the lease term. There is a differentiation between finance leases and operating leases for the lessee in the statements of operations and cash flows. Finance leases recognize interest on the lease liability separately from the right to use the asset whereas an operating lease recognizes a single lease cost allocated over the lease term on a generally straight-line basis. All cash payments are within operating activities in the statement of cash flows except finance leases classify repayments of the principal portion of the lease liability within financing activities. The updated guidance is to be applied using a modified retrospective approach effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. Management intends to adopt this guidance upon the effective date listed and is currently evaluating the related impact on the financial statements.

Exhibit 99.4

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance makes targeted improvements to the recognition and measurement of financial instruments by a) requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; b) requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; and c) eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities (among others deemed not applicable to UHC). The new guidance is effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The new guidance permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. Management intends to adopt this guidance upon the effective date listed and is currently evaluating the related impact on the financial statements.
In May 2015, the FASB issued ASU No. 2015-09, Financial Services-Insurance (Topic 944): Disclosures about Short-Duration Contracts. This guidance requires insurance entities to disclose, for annual reporting periods incurred and paid claims development information by accident year, after reinsurance, for the number of years for which claims typically remain open. Disclosures should also include quantitative information about claim frequency and a qualitative description of methodologies used for determining claim frequency information. This guidance is effective for 2017 (Note 13).
In March 2017, the FASB issued ASU No. 2017-08, Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities. The amendments shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The updated guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. If an entity early adopts in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments should be applied on a modified retrospective basis, with a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. UHC management intends to adopt the guidance on the effective date and it is not expected to have a material impact on the financial statements.

Exhibit 99.4

(4)    Marketable Securities and Assets Limited As To Use
The following is a summary of marketable securities stated at fair value as of December 31, 2017 and 2016:

	December 31, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury Securities and obligations of U.S. Government corporations and agencies	$23,261,984	$60,140	$245,955	$23,076,169
Municipal bonds	898,113	2,013	6,890	893,236
Other government obligations	1,620,937	58,545	2,688	1,676,794
Other debt securities	5,662,083	72,009	21,997	5,712,095
Corporate debt securities	39,709,864	817,413	137,433	40,389,844
Commercial mortgage-backed securities	28,694,712	157,594	102,514	28,749,792
Residential mortgage-backed securities	30,207,571	128,144	285,099	30,050,616
Small cap equity securities	30,708,701	8,037,776	1,996,226	36,750,251
Equity mutual funds	40,305,970	29,640,732	—	69,946,702
Total marketable securities	$201,069,935	$38,974,366	$2,798,802	$237,245,499

	December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury Securities and obligations of U.S. Government corporations and agencies	$19,534,025	$12,503	$459,293	$19,087,235
Municipal bonds	1,227,062	7,204	9,510	1,224,756
Other government obligations	2,729,460	31,258	7,971	2,752,747
Other debt securities	4,659,390	32,313	70,839	4,620,864
Corporate debt securities	36,864,160	568,447	388,315	37,044,292
Commercial mortgage-backed securities	21,779,994	170,378	181,883	21,768,489
Residential mortgage-backed securities	23,646,047	128,937	282,205	23,492,779
Small cap equity securities	31,217,110	8,041,084	141,565	39,116,629
Equity mutual fund	41,944,624	19,442,781	—	61,387,405
Total marketable securities	$183,601,872	$28,434,905	$1,541,581	$210,495,196

In order to meet the deposit requirement described in Note 3, the following assets are limited as to use at December 31, 2017 and 2016:

	2017	2016
U.S. Treasury Note (3.875% due May 15, 2018)	$504,490	$519,555
Money market account	21,875	2,427
Assets limited as to use	$526,365	$521,982

Exhibit 99.4

The amortized cost and estimated fair value of marketable debt securities by contractual maturity date at December 31, 2017 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

	Amortized	Estimated
	Cost	Fair Value
Due within one year or less	$3,803,927	$3,800,075
Due after one year through five years	18,933,812	18,963,091
Due after five years through ten years	31,852,110	31,977,973
Due after ten years	16,563,132	17,006,999
	71,152,981	71,748,138

Commercial mortgage-backed securities	28,694,712	28,749,792
Residential mortgage-backed securities	30,207,571	30,050,616
Total debt securities	$130,055,264	$130,548,546

Proceeds from the sale of available-for-sale securities aggregated $111,255,241 in 2017, resulting in gross realized gains of $8,410,135 and gross realized losses of $743,638. Proceeds from the sale of available-for-sale securities aggregated $157,453,901 in 2016, resulting in gross realized gains of $3,773,620 and gross realized losses of $762,933.
UHC has determined that the following amounts are temporarily impaired at December 31, 2017 and 2016 summarized by asset class and length of time that a security has been in a continuous unrealized loss position:

2017	Less Than 12 Months		12 Months or Longer		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$15,540,389	$217,777	$3,679,001	$28,178	$19,219,390	$245,955
Municipal bonds	406,317	6,890	—	—	406,317	6,890
Other government obligations	256,503	2,348	19,630	340	276,133	2,688
Other debt securities	524,352	1,762	2,265,258	20,235	2,789,610	21,997
Corporate debt securities	8,026,480	55,368	7,451,427	82,065	15,477,907	137,433
Commercial mortgage-backed securities	7,278,884	38,866	5,420,609	63,648	12,699,493	102,514
Residential mortgage-backed securities	8,919,748	56,748	13,548,381	228,351	22,468,129	285,099
Total debt securities	40,952,673	379,759	32,384,306	422,817	73,336,979	802,576
Small cap equity securities	2,664,542	108,246	13,873,329	1,887,980	16,537,871	1,996,226
Total temporarily impaired securities	$43,617,215	$488,005	$46,257,635	$2,310,797	$89,874,850	$2,798,802

Exhibit 99.4

2016	Less Than 12 Months		12 Months or Longer		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$16,481,908	$431,236	$991,796	$28,057	$17,473,704	$459,293
Municipal bonds	—	—	282,781	9,510	282,781	9,510
Other government obligations	411,446	4,808	481,532	3,163	892,978	7,971
Other debt securities	1,924,325	59,640	918,919	11,199	2,843,244	70,839
Corporate debt securities	12,393,487	324,065	4,707,945	64,250	17,101,432	388,315
Commercial mortgage-backed securities	5,286,207	97,812	6,071,946	84,071	11,358,153	181,883
Residential mortgage-backed securities	12,918,875	236,791	4,985,155	45,414	17,904,030	282,205
Total debt securities	49,416,248	1,154,352	18,440,074	245,664	67,856,322	1,400,016
Small cap equity securities	1,485,902	98,558	860,148	43,007	2,346,050	141,565
Total temporarily impaired securities	$50,902,150	$1,252,910	$19,300,222	$288,671	$70,202,372	$1,541,581

The unrealized losses on fixed maturity investments with continuous unrealized losses for less than twelve months were primarily due to a widening of credit spreads rather than a decline in credit quality. UHC believes, based on its analysis, that these securities are not other-than-temporarily impaired.
For the years ended December 31, 2017 and 2016, a credit-related impairment charge of $113,550 and $452,001, respectively, was recorded within the consolidated statements of operations. There were no non-credit related impairment charges in 2017 or 2016.

(5)	Derivative Instruments
UHC uses deferred settlement mortgages as a cost efficient way to invest in mortgage-backed securities. In this approach, the investor accepts delayed settlement on the purchase of mortgage-backed securities in return for a modest reduction in the price paid for those mortgage-backed securities. The price differential is directly related to the fact that the investor does not experience the higher yield typically offered by mortgage-backed securities relative to the interest rate earned on cash equivalents held for the period between normal settlement and the agreed upon deferred settlement.  Such deferred settlement mortgages are not designated as hedging instruments under ASC 815, Derivatives and Hedging. UHC reported net realized gains/(losses) from these securities of $17,023 and ($147,683), respectively, for the years ended December 31, 2017 and 2016 within realized gain from sale of investments, net on the consolidated statements of operations. There are no significant derivative instruments held at December 31, 2017 and 2016.

(6)	Fair Value Measurements
ASC 820-10 establishes a fair value hierarchy comprised of three priority levels, which are as follows:
Level 1 - Unadjusted quoted market prices for identical assets or liabilities in active markets.
Level 2 - Other observable inputs, either directly or indirectly, including:

•	Quoted prices for similar assets/liabilities in active markets;

•	Quoted prices for identical or similar assets in non-active markets;

•	Inputs other than quoted prices that are observable for the asset/liability; and

•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 - Unobservable inputs that cannot be corroborated by observable market data.

Exhibit 99.4

UHC uses quoted values and other data provided by an independent pricing service as inputs into its process for determining fair values of its investments. The pricing service obtains market quotations and actual transaction prices for securities that have quoted prices in active markets. For securities not actively traded, the pricing service prepares estimates of fair value measurements for those securities using its proprietary pricing applications which include available relevant market information, benchmark curves, benchmarking of like securities, sector groupings and matrix pricing. Additionally, the pricing service uses an Option Adjusted Spread model to develop prepayment and interest rate scenarios.
In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. As UHC is responsible for the determination of fair value in accordance with ASC 820-10, it has reviewed the pricing service inputs and levels and evaluated the appropriateness of the levels determined. UHC’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset.
UHC’s fixed maturity securities generally do not trade in an active market. The fair value estimates of such fixed maturity investments are based on observable market information rather than market quotes. Accordingly, the estimates of fair value for such fixed maturities as provided by the pricing service are included in the amount disclosed in Level 2 of the hierarchy.
UHC’s equity securities trade on a major exchange in an active market. Accordingly, such equity securities are disclosed in Level 1. The one exception is common stock obtained in 2016 in connection with services provided for under a Development and Master Services Agreement. The value is based on unobservable inputs and represents the amount disclosed in Level 3.
There were no transfers between any levels of the fair value hierarchy during 2017 or 2016. UHC’s policy is to recognize transfers between Levels as of the end of the reporting period.
The following is a table of the fair value measurements of UHC’s applicable assets by level within the fair value hierarchy as of December 31, 2017 and 2016:

	December 31, 2017
	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Marketable securities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$—	$23,076,169	$—	$23,076,169
Municipal bonds	—	893,236	—	893,236
Other government obligations	—	1,676,794	—	1,676,794
Other debt securities	—	5,712,095	—	5,712,095
Corporate debt securities	—	40,389,844	—	40,389,844
Commercial mortgage-backed securities	—	28,749,792	—	28,749,792
Residential mortgage-backed securities	—	30,050,616	—	30,050,616
Small cap equity securities	36,717,751	—	32,500	36,750,251
Equity mutual funds	69,946,702	—	—	69,946,702
Assets limited as to use:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	—	504,490	—	504,490
Total investment securities	$106,664,453	$131,053,036	$32,500	$237,749,989

Exhibit 99.4

	December 31, 2016
	Quoted Prices in Active Markets (Level 1)	Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Fair Value
Marketable securities:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$—	$19,087,235	$—	$19,087,235
Municipal bonds	—	1,224,756	—	1,224,756
Other government obligations	—	2,752,747	—	2,752,747
Other debt securities	—	4,620,864	—	4,620,864
Corporate debt securities	—	37,044,292	—	37,044,292
Commercial mortgage-backed securities	—	21,768,489	—	21,768,489
Residential mortgage-backed securities	—	23,492,779	—	23,492,779
Small cap equity securities	39,084,129	—	32,500	39,116,629
Equity mutual funds	61,387,405	—	—	61,387,405
Assets limited as to use:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	—	519,555	—	519,555
Total investment securities	$100,471,534	$110,510,717	$32,500	$211,014,751

The fair value of other financial instruments approximates their carrying values at December 31, 2017 and 2016 due to the short maturity of such instruments.
(7)    Premiums Receivable
Premiums receivable represents amounts due from DMS and CMS and consists of the following at December 31, 2017 and 2016:

	2017	2016
Membership premiums	$11,508,400	$11,551,000
Certain members are assigned to UHC with an effective date earlier than their assignment date. Based on past experience, UHC has estimated a receivable for premiums relating to those retroactive members that will be assigned to UHC in future periods with an effective date in the current or prior period.

Exhibit 99.4

(8)	Other Receivables
The following is a summary of other receivables as of December 31, 2017 and 2016:

	2017	2016
Pharmacy rebates receivable	$8,679,119	$8,901,159
Note receivable	4,000,000	—
Reinsurance receivable	875,473	1,578,106
Interest receivable	868,598	775,212
Encounter penalties from TPAs	761,272	450,065
Receivable from Evolent Health	367,068	192,135
DMS penalties	—	369,278
Magellan audit receivable	—	202,932
Other	26,731	8,142
	$15,578,261	$12,477,029
(9)    Land and construction in progress
Land and construction in progress consists of the following as of December 31, 2017 and 2016:

	2017	2016
Land	$7,852,615	$—
Construction in Progress	908,019	—
	$8,760,634	$—
Land represents parcels of property purchased for the future UHC corporate headquarters and health and well-being campus in West Louisville. The construction in progress is cost associated with the initial design phase of the project. The first phase including the corporate headquarters is scheduled for completion in 2020.
(10)    Furniture and Equipment
Furniture and equipment consists of the following as of December 31, 2017 and 2016:

	2017	2016
Equipment and software	$4,822,210	$4,839,443
Furniture and fixtures	739,489	726,509
Leasehold improvements	419,669	405,777
Equipment and furniture under capital lease	159,202	159,202
	6,140,570	6,130,931
Less accumulated depreciation and amortization	4,721,658	4,086,914
	$1,418,912	$2,044,017

Depreciation and amortization expense charged to operations was $1,105,376 and $1,172,588 in 2017 and 2016, respectively. Accumulated amortization of furniture and equipment under capital leases amounted to $159,202 at both December 31, 2017 and 2016, respectively.

Exhibit 99.4

(11)	Related-Party Transactions
UHC sponsors and affiliated entities provide health care services to UHC members at contracted rates. Estimated amounts incurred by UHC for services provided by UHC sponsors and affiliates for the years ended December 31, 2017 and 2016 were approximately as follows:

	2017	2016
ULP	$64,245,000	$63,631,000
Norton	222,749,000	234,223,000
Jewish	101,903,000	77,374,000
UMC	122,538,000	111,345,000
Primary Care	9,366,000	12,216,000
At December 31, 2017 and 2016, accrued medical expenses include amounts due to the sponsors for unpaid medical and related services.

(12)	Transactions with Subcontractors
As discussed in Note 1, UHC contracts various administrative and benefit management functions to third party subcontractors. The schedule below lists the individual subcontracts, description of the services provided, and the associated administrative fees for each service provided reflected under Purchased Services within the consolidated statements of operations.

Subcontractor Name	Service Provided	2017	2016
Evolent	Administrative and pharmacy	$88,217,818	$55,480,832
ACHP	Administrative	27,248,762	32,761,286
Beacon	Behavioral Health	7,118,950	6,684,141
HMS	Administrative	2,364,503	—
CVS	Pharmacy	1,503,647	2,158,694
Health Integrated	Administrative	1,459,221	835,859
DST	Administrative	1,326,628	853,413
Magellan	Pharmacy	8,580	5,627,616
Avesis	Dental	—	828,342
Navitus	Pharmacy	—	215,355
		$129,248,109	$105,445,538

Evolent provides clinical, medical, and provider services to UHC under a contract which expires December 15, 2025. Effective October 1, 2017, Evolent also provides administrative services including Medicaid claims processing, enrollment services, and information technology.
Prior to October 1, 2017, ACHP provided administrative services including Medicaid claims processing, enrollment services, and information technology. From October 1, 2017 through March 31, 2018, ACHP will continue to provide certain run-out services.
Beacon provides behavioral health benefit management services to UHC under a contact which expires on December 31, 2018.
Health Management Systems provided third party liability services to UHC through a contract with ACHP which expired on December 31, 2017.

Exhibit 99.4

Evolent administers a pharmacy benefits management services contract with CVS through a three year contract that expires on August 31, 2019.
Health Integrated provides utilization and case management services to UHC through a contract that expires December 31, 2018.
DST provides administrative services including Medicare claims processing, enrollment services, and information technology under a contract that is being terminated by UHC on June 30, 2018. UHC has contracted with TMG Health Inc. to provide these same services for Medicare effective July 1, 2018 through a contract with an expiration date of December 31, 2023.
Magellan provided pharmacy benefit management services to UHC through a three year contract that was terminated by UHC effective August 31, 2016.
Avesis provides dental benefit management services to UHC. A fee for service contract was terminated on June 30, 2016 and replaced with a fully capitated contract effective July 1, 2016 in which the contract cost is reported as medical expense. The Avesis contract expires on December 31, 2018.
Navitus provided pharmacy benefit management services to UHC’s MA-SNP members through a contract that expired December 31, 2016. UHC did not renew this contract and has contracted with CVS to provide this service to the MA-SNP membership effective January 1, 2017.

(13)	Accrued Medical Expenses
Activity in accrued medical expenses is summarized as follows:

	2017	2016
Balance, January 1	$185,471,506	$174,309,589

Incurred related to:
Current year	1,773,494,656	1,679,838,200
Prior years	(28,826,736)	(16,044,068)
Total incurred	1,744,667,920	1,663,794,132

Paid related to:
Current year	1,577,918,582	1,502,159,667
Prior years	152,222,940	150,472,548
Total paid	1,730,141,522	1,652,632,215
Balance, December 31	$199,997,904	$185,471,506

The medical expenses for prior years decreased by a total of $28,826,736 and $16,044,068 in 2017 and 2016, respectively, due to lower than anticipated medical cost and favorable utilization trends. These adjustments are generally the result of ongoing analysis and recent loss development trends. Original estimates are increased or decreased, as additional information becomes known regarding individual claims.
Accrued medical expenses are developed by utilizing actuarial based methodology including claim lag studies, pended claim information, trended historical per member per month levels, and expected loss ratio calculations. There has been no significant changes to the basis or methodologies in this process. The charts above and below include Medicaid and since January 1, 2016 Medicare. UHC has chosen for presentation to not disaggregate between Medicaid and Medicare since Medicaid consist of approximately 99.5% of the consolidated membership since January 1, 2016.

Exhibit 99.4

The following tables provide information about incurred and paid claims development for Medicaid and Medicare as of December 31, 2017, net of reinsurance.

	2015	2016	2017
Ultimate Incurred	(Unaudited)	(Unaudited)
Incurred dates 2015	$1,512,765,804	$1,506,030,404	$1,503,779,095
Incurred dates 2016	—	1,679,838,200	1,653,262,773
Incurred dates 2017	—	—	1,773,494,656
	$1,512,765,804	$3,185,868,604	$4,930,536,524

Total Paid
Incurred dates 2015	$1,341,426,391	$1,499,815,537	$1,503,641,870
Incurred dates 2016	—	1,502,159,667	1,649,853,642
Incurred dates 2017	—	—	1,577,918,582
	$1,341,426,391	3,001,975,204	4,731,414,094
Ultimate incurred less total paid		183,893,400	199,122,430
Reinsurance recoverables		1,578,106	875,474
Accrued medical expenses		$185,471,506	$199,997,904

At December 31, 2017, accrued medical expense included incurred but not reported claims of $199,997,904, which are primarily associated with claims incurred in 2017.
Claims frequency is measured as medical fee-for-service claims for each service encounter with a unique provider identification number. Claims frequency measure includes claims covered by deductables as well as claims under capitated arrangements. The following table is unaudited supplementary information about the number of reported claims by accident year:

2015	18,325,579
2016	20,015,237
2017	22,603,880

(14)	Reinsurance
UHC maintains reinsurance (stop-loss) coverage for hospital inpatient medical expenses with commercial insurance carriers. Under UHC’s policies relating to the Medicaid and Medicare programs, the maximum lifetime reinsurance indemnity under these policies is $2,000,000 for eligible hospital services for each insured member, subject to certain annual deductibles of $325,000 (increased to $350,000 effective November 1, 2017) for Medicaid and $250,000 for Medicare as stated in the agreements. The reinsurance coverage does not relieve UHC of its primary obligation to the policy members. Reinsurance premiums were $7,173,700 and $4,627,929 in 2017 and 2016, respectively. Reinsurance recoveries amounted to $6,329,948 and $10,326,744 for the years ended December 31, 2017 and 2016, respectively.

(15)	401(k) Defined Contribution Plan and 457(b) Deferred Compensation Plan
UHC’s employees are eligible to participate in the University Health Care 401(k) Plan (401(k) Plan), a defined contribution plan covering substantially all employees of UHC. UHC matches employee contributions with an amount equal to 100% of such contribution up to 1% of the eligible employee’s salary, plus 50% of such contribution on the next 5% of the eligible employee’s salary. UHC’s expense for the 401(k) Plan was $328,299 and $372,090 for the years ended December 31, 2017 and 2016, and is included in salaries and benefits on the accompanying consolidated statements of operations.

Exhibit 99.4

Effective April 1, 2016, UHC employees in the position of Director and above are eligible to participate in the University Health Care 457(b) Plan, a deferred compensation plan. The plan does not provide for an employer matching contribution.
(16)    Lease Commitments
UHC has three non-cancelable operating leases for office space. The first lease involves supplemental meeting space where the lease expires on December 31, 2018. The second lease involves a regional office in eastern Kentucky where the lease expires on February 28, 2021. The third lease covers the primary UHC office space which expires on June 30, 2021. UHC is also responsible for real estate taxes, utilities, and all other expenses associated with the operation of its leased office space. Recognition of lease expense on a straight‑line basis in accordance with ASC 840‑20‑25‑1, Leases, results in deferred rent of $39,830 and $15,885 at December 31, 2017 and 2016, respectively, which is included in other liabilities on the accompanying balance sheets. Pursuant to the terms of the sublease, UHC acquired equipment and furniture under capital lease (note 10). UHC also leases copier equipment through a lease expiring October of 2018, a company vehicle through a lease expiring December 2018, and postage equipment through a lease expiring September of 2019.
Future minimum rental commitments under these non-cancellable lease agreements are as follows:

Operating
Leases
Year ending December 31:
2018	$1,236,702
2019	1,226,509
2020	1,235,730
2021	634,667
Minimum lease commitments	$4,333,608
Total rent expense for noncancelable operating leases amounted to $1,706,622 and $1,558,232 in 2017 and 2016, respectively, which is included within other administrative and general on the accompanying consolidated statements of operations.

(17)	Commitments and Contingencies
In the ordinary course of business, UHC is involved in and is subject to claims, contractual disputes with providers and other uncertainties. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on UHC’s financial condition or results of operations.
Due to the nature of its business, UHC is subject to audit by various state and federal agencies.  In the opinion of management, any findings or recommendations resulting from these audits will not have a material adverse effect on UHC’s financial condition or results of operations.
UHC maintains professional liability coverage with a commercial insurance carrier for certain claims with limits of $10,000,000 per occurrence and $10,000,000 in the aggregate. Professional liability policies are on a claims-made basis and must be renewed or replaced with equivalent insurance if claims incurred during their term but asserted after their expiration are to be insured. No events were reported under any of these policies in the years 2017 and 2016.

Exhibit 99.4

(18)	Other Changes in Unrestricted Net Assets
Other changes in unrestricted net assets for the years ended December 31, 2017 and 2016 consists of the following:

	2017	2016
Balance, January 1	$26,889,659	$22,117,945

Net unrealized gains on investments arising during period	16,917,721	7,330,400
Less: reclassification adjustment for gains on marketable securities included in net operating income	(7,552,947)	(2,558,686)
Unrealized gains on investments, net	9,364,774	4,771,714
Balance, December 31	$36,254,433	$26,889,659

(19)	Subsequent Events
In January 2018, it was announced that CMS had approved DMS’s Section 1115 Medicaid waiver known as Kentucky HEALTH. The acronym HEALTH stands for “Helping to Engage and Achieve Long Term Health.” The goals of this new program are to improve the health of its participants, strengthen Medicaid’s long-term fiscal sustainability, and promote personal responsibility for health and well-being. Management is currently evaluating the impact this program will have on the financial statements.
Management has evaluated events and transactions occurring subsequent to the balance sheet date through the date of the Independent Auditor’s Report which represents the date which the financial statements were available to be issued, for potential recognition and disclosure. There are no additional events or transactions that meet the definition of a recognized or nonrecognized subsequent event under the scope of ASC 855-10, Subsequent Events, and, therefore, no additional recognition or disclosure in the financial statements is required.

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Exhibit 99.4